Cuisine Solutions Reports Fiscal Year 2006 Results

ALEXANDRIA, Va.—(BUSINESS WIRE)—September, 22, 2006 — Cuisine Solutions, Inc. (AMEX: FZN - News), a leading premium, fully-cooked, frozen food manufacturer, today filed its Form 10-K for the fiscal year ended June 24, 2006. Cuisine Solutions reported sales growth of 38.6% from $46,246,000 to $64,114,000; Net income growth of 113.8% from $1,709,000 to $3,654,000, and growth in net income per share of 100%, (basic and diluted), from $0.11 to $0.22 per share (basic) and $0.10 to $0.20 per share (diluted) for fiscal 2006 as compared to fiscal 2005. “We are very pleased with the financial results of fiscal 2006,” states CEO Stanislas Vilgrain. “We are even more pleased about each new consumer who tried our Cuisine Solutions branded products last year in our retail channel and each new chef who offered our exceptional sous-vide cooked products to their food service customers. Our strategy for fiscal 2007 will be to find ways to continue to grow profitably and also to grow greater consumer awareness of our premium, fully-cooked, frozen food while remaining focused on being the leader in this emerging food category.”

Fiscal 2006 results included a spike in sales in our military channel in the first fiscal quarter of 2006. Sales in the military channel were more than 60% higher in that quarter than military sales in any previous or subsequent quarters. The Company believes that the sales spike may be attributed to U.S. Government end of fiscal year 2005 purchasing. The Company cannot necessarily anticipate such purchasing spikes and does not expect any similar spikes in sales to the military this year.  However, the Company expects to see an increase in full year sales in the military channel during fiscal 2007, as compared to fiscal 2006 with sales in the channel during fiscal 2007 being more evenly allocated across the entire year. Given the confidence that we have in our ability to execute on our growth plan, Cuisine Solutions intends to present annual financial guidance for fiscal 2007 at its 2006 Annual Meeting of Stockholders, scheduled for October 26, 2006.” This meeting will be webcast and the details for accessing the webcast will be announced prior to the meeting.

Net sales by region for fiscal year 2006, 2005 and 2004 are as follows:

		Year Ended		% Change	% Change
				2006	2005
				vs	vs
	24-Jun-06	25-Jun-05	26-Jun-04	2005	2004

U.S.	$44,470,000	$29,843,000	$21,641,000	49.00%	37.90%
France	19,644,000	16,403,000	$13,694,000	19.80%	19.80%

Total Net Sales	$64,114,000	$46,246,000	$35,335,000	38.60%	30.90%

Fiscal year 2006 revenue of $64,114,000 reflects a consolidated sales increase of 38.6% from fiscal year 2005 revenue of $46,246,000. Revenue for fiscal year 2004 was $35,335,000. The increase in sales in fiscal year 2006 was attributable to a 49.0% increase in U.S. sales and a 19.8% increase in sales from France compared to fiscal year 2005. The increases in sales is primarily due to the sales volume increase of 39.8% and 19.5% in fiscal year 2006 and 2005, respectively; while unit sales prices remained the same in fiscal year 2006 versus an increase of 9.4% in fiscal year 2005 is primarily due to the change in product mix. In fiscal year 2006, four out of five sales channels in the U.S. and two of the four sales channels in France experienced a growth in revenue.

The Company’s premium food is sold to airlines, passenger rail lines and harbor cruise lines restaurants, hotel and convention center restaurants and banquets, casinos, retail supermarkets, the U.S. military and restaurant chains. In fiscal year 2006, U.S. sales accounted for 69.4% of total revenue compared to 64.5 % and 61.2% of total revenue in fiscal year 2005 and 2004, respectively; while France accounted for 30.6% of total revenue in fiscal year 2006 and 35.5% and 38.8% in fiscal 2005 and 2004, respectively, after eliminating inter-company sales.

Net sales by sales channel for fiscal year 2006, 2005 and 2004 are as follows:

		Year Ended		%Change	%Change
				2006	2005
				vs	vs
	24-Jun-06	25-Jun-05	26-Jun-04	2005	2004

On Board Services	$17,483,000	$16,459,000	$12,734,000	6.20%	29.30%
Foodservice	13,236,000	11,370,000	9,932,000	16.40%	14.50%
Retail	15,934,000	10,162,000	9,991,000	56.80%	1.70%
Military	13,868,000	6,222,000	1,047,000	122.90%	494.30%
National Restaurant Chains / New Business	3,593,000	2,033,000	$1,631,000	76.70%	24.60%

Total	$64,114,000	$46,246,000	$35,335,000	38.60%	30.90%

The Company’s net sales increased by 38.6% to $64,114,000 in fiscal year 2006 as compared to $46,246,000 in fiscal 2005 and from $35,335,000 in fiscal 2004 due to the improved economy and the successful implementation of new Cuisine Solutions sales strategies resulting in higher demand and sales of the products. Collectively, in the U.S. and France, Company sales grew in all five sales channels and it had at least double digit growth in four of the five channels. Although Retail sales of Cuisine Solutions branded items grew substantially in the U.S. in fiscal 2006, Retail sales grew cautiously in France with its private label items after management chose to discontinue certain low margin products in fiscal 2005. During fiscal year 2006, Retail, Military and National Restaurant Chains sales increased substantially by 56.8%, 122.9%, and 76.7%, respectively, while Foodservices and On Board Services sales increased by 16.4% and 6.2%, respectively.
Cuisine Solutions fiscal year 2006, 2005, and 2004 sales in the U.S. by sales channel are as follows:

		Year Ended		%Change	%Change
				2006	2005
				vs	vs
	24-Jun-06	25-Jun-05	26-Jun-04	2005	2004

On Board Services	$8,616,000	$10,866,000	$9,558,000	-20.70%	13.70%
Foodservice	8,473,000	6,198,000	5,842,000	36.70%	6.10%
Retail	9,970,000	4,580,000	3,595,000	117.70%	27.40%
Military	13,868,000	6,222,000	1,047,000	122.90%	494.30%
National Restaurant Chains	3,543,000	1,977,000	$1,599,000	79.20%	23.60%

Total	$44,470,000	$29,843,000	$21,641,000	49.00%	37.90%

In the U.S., net sales grew by 49.0% in fiscal year 2006 as compared to fiscal year 2005. This is primarily due to increased product demand in all sales channels except On Board Services. Military sales achieved both the highest increase in sales of $7,646,000 and growth rate of 122.9% due to continual increase in sales to the U.S. military’s field feeding programs providing meals to the troops overseas. Also, Retail had a strong growth of 117.7% compared to fiscal 2005 primarily resulting from increased Cuisine Solutions branded package products sold to warehouse and supermarket retailers. A better diversified sales focus on each of the channels and the improvement in the U.S. economy was very important to the growth in the U.S. sales. National Restaurant Chains sales grew 79.2% as the Company gained more products placements in more restaurants during fiscal 2006. On Board Services sales in the U.S. continued to slump as many of the carriers continued having financial difficulties and were eliminating meals to many destinations or were trying alternative menus in first and business class to cut costs.

Cuisine Solutions fiscal year 2006, 2005 and 2004 sales in France by sales channel are as follows:

		Year Ended		%Change	%Change
				2006	2005
				vs	vs
	24-Jun-06	25-Jun-05	26-Jun-04	2005	2004

On Board Services	$8,867,000	$5,593,000	$3,176,000	58.50%	76.10%
Foodservice	4,763,000	5,172,000	4,090,000	-7.90%	26.50%
Retail	5,964,000	5,582,000	6,396,000	6.80%	-12.70%
New Business	50,000	56,000	$32,000	-10.70%	75.00%

Total	$19,644,000	$16,403,000	$13,694,000	19.80%	19.80%

Net sales grew by 19.8% in France in fiscal year 2006 as compared to fiscal year 2005 due primarily to the 58.5% increase in sales in the On Board Services channel and the stability of the Retail channel. The On Board Services channel sales grew 58.5% in fiscal 2006 to $8,867,000 compared to the $5,593,000 in fiscal year 2005 as airlines in Europe continued their recovery. The Foodservice channel sales decreased by $409,000 to $4,763,000 in fiscal year 2006 from $5,172,000 in fiscal year 2005 due to a decline in demand resulting from political demonstrations and strikes in France that affected the hospitality industry during early February to early April as well as reduced poultry consumption due to initial scares of an avian flue outbreak in Europe during the third quarter of fiscal 2006. The Retail sales increased $382,000 to $5,964,000 in fiscal year 2006, compared to the $5,582,000 in fiscal year 2005, largely due to cautious growth after management’s decision to phase-out certain low margin private label items in fiscal 2005.

GROSS MARGIN

A comparison of net sales, gross margin and gross margin percentages for fiscal year 2006, 2005 and 2004 follows:

	Year Ended
	June 24, 2006	June 25, 2005	June 26, 2004
Net sales	$64,114,000	$46,246,000	$35,335,000
Gross margin	$16,112,000	$11,374,000	$7,728,000
Gross margin percentage	25.1%	24.6%	21.9%

Gross margin increased 41.7% in fiscal year 2006 compared to fiscal year 2005, due primarily to significantly higher sales, and to a lesser extent increased production efficiencies, and better control over procurement costs. Gross margin as a percent of sales increased to 25.1% for fiscal 2006 compared to 24.6% in fiscal 2005, and 21.9% in fiscal 2004. Cuisine Solutions has developed new sales channels in the U.S. over the past few years to include military and retail accounts and meals for passenger rail lines, and has seen relatively consistent results in its French subsidiary. We expect gross margin as a percentage of sales to continue to increase as sales continue to grow and we benefit from economies of scale although operating costs are expected to increase in fiscal year 2007 due to increased facility space and equipment in both the U.S. and France.

During fiscal year 2006, the management re-evaluated the presentation of its French financial statements and determined that certain manufacturing and depreciation costs, as well as certain selling and administrative expenses in fiscal years 2005 and 2004 should be reclassified to conform to the current year presentation. As a result, in fiscal year 2005, cost of goods sold, other operating income and other income increased by $909,000, $23,000 and $3,000, respectively; while selling and administrative expenses and interest expenses decreased by $882,000 and $1,000. In fiscal 2004, cost of goods sold increased by $802,000, while selling and administrative expenses, interest expenses, non-operating expenses and other operating income decreased by $825,000, $3,000, $2,000 and $28,000, respectively. There was no impact to the Company’s results of operations for either year as a result of these reclassifications.

NET INCOME (LOSS)

A comparison of net income (loss) for fiscal year 2006, 2005 and 2004 is as follows:

	Year Ended
	June 24, 2006	June 25, 2005	June 26, 2004
Net income (loss)	$3,654,000	$1,709,000	$(1,004,000)

The Company reported net income of $3,654,000 for fiscal year 2006, or a 113.8% increase, compared to the net income of $1,709,000 for fiscal year 2005. Net loss in fiscal year 2004 was $1,004,000. The increase in income was primarily driven by a 38.6% increase in sales and lower cost of goods sold due to manpower and production efficiencies and lower raw material cost.

Net income (loss) by region are as follows:

	Year Ended
	June 24, 2006	June 25, 2005	June 26, 2004
U.S.	$3,277,000	$1,677,000	$(702,000)
France	377,000	372,000	359,000
Norway (discontinued operations)	—	(340,000)	(661,000)

Total net income (loss)	$3,654,000	$1,709,000	$(1,004,000)

Cuisine Solutions increased its net income in the U.S. fiscal year 2006 by $1,600,000, or 95.4%, from net income of $1,677,000 in fiscal year 2005 to $3,277,000 in fiscal year 2006. This increase in net income in the U.S. is due primarily to a 49.0% increase in sales, strong growth in the Military and Retail channels, and a 52.4% increase in gross margin. U.S. losses in fiscal year 2004 were $702,000.

Cuisine Solutions France had its seventh consecutive profitable year since the acquisition by Cuisine Solutions in 1999. Net income increased $5,000, or 1.3%, to $377,000 in fiscal year 2006. Profits in France in fiscal year 2005 and 2004 were $372,000 and $359,000, respectively. In spite of the lackluster economy during the last four years in Europe, the French subsidiary reported profitable results and double-digit growth in the On Board Service channel in France. However, in fiscal 2006, the growth in the On Board Service channel was offset by the decline in demand in the Foodservice channel due to political demonstrations and strikes in France that affected the hospitality industry during early February to early April as well as reduced poultry consumption due to initial scares of an avian flu outbreak in Europe during the third quarter of fiscal 2006.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements reflect the intent, belief or current expectations of the company and members of the management team. Investors can identify these forward-looking statements by use of words such as “expects,” “believes,” “will,” “continues,” “goals” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. Statements in this release that constitute forward-looking statements include those statements concerning future financial performance of the Company, the company’s strategy for the future. The Company cannot guarantee that any forward-looking statement will be realized, although it believes that it has been prudent in its plans and assumptions. Achievement of future results is subject to a number of risks and uncertainties, including those risks described in the Company’s Form 10-K for the fiscal year ended June 24, 2006, filed with the SEC on September 22, 2006 and the Company’s other SEC filings. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated, or projected. The Company does not undertake to update any forward-looking statement that it may make from time to time except to the extent required by law.

Contact:

Cuisine Solutions, Inc., Alexandria, VA.

Lillian Liu, 703-270-2918

lliu@cuisinesolutions.com